Exhibit 99.3

ENDO, INC.
9 GREAT VALLEY PARKWAY
MALVERN, PA. 19355

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V75347-Z90334 KEEP THIS PORTION FOR YOUR RECORDS

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ENDO, INC.

The Board of Directors recommends you vote FOR the following proposals:

Proposal	For	Against	Abstain
1. The Transaction Proposal – To consider and vote on a proposal to approve and adopt the Transaction Agreement, dated as of March 13, 2025, by and among Endo, Mallinckrodt plc, a public limited company incorporated in Ireland with registered number 522227 ("Mallinckrodt"), and Salvare Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Mallinckrodt ("Merger Sub"), as it may be amended, supplemented, or otherwise modified from time to time (the "Transaction Agreement"), including the plan of merger contained therein, and the transactions contemplated thereby (the "Transactions"), including the merger of Merger Sub with and into Endo, with Endo continuing as the surviving corporation (the "Business Combination"), which is further described in the sections of the accompanying joint proxy statement/prospectus (the "joint proxy statement/prospectus") entitled "The Transaction" and "The Transaction Agreement" beginning on page [•] and page [•], respectively, of the joint proxy statement/prospectus and a copy of which is attached as Annex B to the joint proxy statement/prospectus.	☐	☐	☐
2. The Distributable Reserves Proposal – To consider and vote on, on a non-binding, advisory basis, a proposal to approve (i) the reduction of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt's share premium account as at the date of the joint proxy statement/prospectus (being the first Mallinckrodt distributable reserves creation); and (ii) the reduction of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt's share premium account following the consummation of the Business Combination, (including but not limited to the share premium arising from the issuance of Mallinckrodt ordinary shares pursuant to the Transaction Agreement or the amounts credited to Mallinckrodt's share premium account upon the capitalization of any merger reserve or like reserve resulting from the issuance of Mallinckrodt ordinary shares pursuant to the Transaction Agreement) (being the second Mallinckrodt distributable reserves creation).	☐	☐	☐
3. The Combination-Related Compensation Proposal -- To consider and vote on, on a non-binding, advisory basis, a proposal to approve compensation that will or may become payable by Endo to its named executive officers in connection with the Transactions.	☐	☐	☐
4. The Mallinckrodt Articles Amendment Proposals – To consider and vote on, on a non-binding, advisory basis, eight separate proposals to approve the following amendments to the Mallinckrodt articles of association, presented separately in accordance with the requirements of the United States Securities and Exchange Commission:			
4a. Change in Mallinckrodt Capital Structure – To vary the authorized share capital of Mallinckrodt, including through the creation of a new class of preferred shares, the removal of pre-emption rights of certain shareholders over newly issued shares and the deletion of Article 174 of the existing Mallinckrodt constitution, which capped the total number of shares issuable pursuant to Mallinckrodt's management incentive plan at 10%, as shown in Annex K-2 of the joint proxy statement/prospectus;	☐	☐	☐
4b. Dealings in Transfers and Registration of Mallinckrodt Shares – To delete certain restrictions on Mallinckrodt shareholders' ability to deal in their Mallinckrodt shares, amend the circumstances in which directors can decline to register a transfer of shares and eliminate the drag-along rights and tag-along rights in the existing memorandum and articles of association of Mallinckrodt, as shown in Annex K-3 of the joint proxy statement/prospectus;	☐	☐	☐
4c. Change in Mallinckrodt Shareholder Meeting Procedure – To change the quorum required for general meetings (to two or more persons holding (or representing by proxy) at least one half in nominal value of the issued shares of an applicable class), the manner in which voting will be conducted (by requiring voting to be carried out by way of a poll) and the procedures required for advance notice of members' business and nominations (by aligning with the customary current approach by U.S. listed companies), as shown in Annex K-4 of the joint proxy statement/prospectus;	☐	☐	☐
4d. Transactions involving Mallinckrodt – To delete the ability of holders of more than one half of the Mallinckordt shares to require the Mallinckrodt board to initiate a process for a review of strategic alternatives and a sale of assets or business segments, to delete restrictions on the Mallinckrodt board from selling, leasing or exchanging all or substantially all of Mallinckrodt's property and assets without prior consent of the holders of more than one half of the Mallinckrodt shares, to amend provisions regarding shareholder rights plan to align with the customary approach adopted by Irish incorporated U.S. listed companies and to restrict Mallinckrodt from engaging in business combinations with "interested members" for a period of time, subject to certain exceptions, as shown in Annex K-5 of the joint proxy statement/prospectus;	☐	☐	☐
4e. Proceedings of Mallinckrodt Directors – To permit the Mallinckrodt board to determine its own size (subject to a minimum of two and a maximum of twenty directors) and its own chair, and to allow for the vacation ipso facto of the office of a director where he or she is requested to resign in writing by not less than three quarters of the other directors, as shown in Annex K-6 of the joint proxy statement/prospectus;	☐	☐	☐
4f. Appointment and Removal of Mallinckrodt Directors – To change the provisions regarding appointment of Mallinckrodt directors and add provisions regarding plurality voting of directors, as shown in Annex K-7 of the joint proxy statement/prospectus;	☐	☐	☐
4g. Information Rights and Board Observers – To delete existing provisions in respect of information rights and board observers for certain shareholders, as shown in Annex K-8 of the joint proxy statement/prospectus; and	☐	☐	☐
4h. Miscellaneous Changes – To make certain other changes to make Mallinckrodt's articles of association in a form that is customary for an Irish public limited company effecting a transaction of the nature of the Transactions and for a potential listing of Mallinckrodt's shares on the New York Stock Exchange, as shown in Annex K-9 of the joint proxy statement/prospectus.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V75348-Z90334 ENDO, INC. SPECIAL MEETING OF SHAREHOLDERS [JUNE 13, 2025] [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of ENDO, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [June 13, 2025], on [TBD], at 9 Great Valley Parkway, Malvern, PA 19355, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side